Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-18321, 333-63403, 333-40064, 333-40066, 333-79791, 333-101110, 333-118756, 333-146049, and 333-166961 on Form S-8 and No. 333-147664 on Form S-3, each of Nordstrom, Inc. and subsidiaries, of our report dated June 11, 2010, appearing on Form 11-K of Nordstrom 401(k) Plan & Profit Sharing for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 11, 2010